Exhibit 3.18

COMPANY AGREEMENT

OF

PANTWIST, LLC

(A Texas Limited Liability Company)

THE MEMBERSHIP INTEREST REFERENCED HEREIN HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  WITHOUT REGISTRATION, THIS SECURITY MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE MANAGERS OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MANAGERS TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER.

COMPANY AGREEMENT

OF

PANTWIST, LLC

(A Texas Limited Liability Company)

i

ARTICLE 5	CAPITALIZATION	5
5.1.	Capital Contributions	5
5.2.	Withdrawal or Reduction of Capital Contributions	5
5.3.	Liability of the Member	5

ARTICLE 6	DISTRIBUTIONS	6
6.1.	Distributions	6
6.2.	Limitation Upon Distribution	6

ARTICLE 7	BOOKS AND ACCOUNTS	6
7.1.	Records and Reports	6
7.2.	Returns and Other Elections	6

ARTICLE 8	WINDING-UP AND TERMINATION	6
8.1.	Winding-up	6
8.2.	Distribution of Assets During Winding-up	7
8.3.	Certificate of Termination	7

ARTICLE 9	TRANSFERS OF THE MEMBERSHIP INTEREST	7

ARTICLE 10	MISCELLANEOUS PROVISIONS	7
10.1.	Notices	7
10.2.	Application of Texas Law	8
10.3.	Headings and Sections	8
10.4.	Amendments	8
10.5.	Number and Gender	8
10.6.	Binding Effect	8
10.7.	Counterparts	8

Attachment:       Exhibit A

ii

COMPANY AGREEMENT

OF

PANTWIST, LLC

(A Texas Limited Liability Company)

THIS COMPANY AGREEMENT dated the 26th day of April, 2006, is hereby duly adopted as the company agreement of Pantwist, LLC, a Texas limited liability company, by the Managers, and is hereby ratified, confirmed, and approved as such by the sole Member.

ARTICLE 1

DEFINITIONS

1.1.          Definitions.  The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Agreement” means this Company Agreement of the Company as originally adopted and as amended from time to time.

“Business Day” means a day other than a Saturday, Sunday, or other day that is a nationally recognized holiday.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by the Member whenever made.

“Certificate” means the Certificate of Formation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Pantwist, LLC, a Texas limited liability company.

“Fiscal Year” means the Company’s fiscal year, which shall be July 1 through June 30.

“TBOC” means the Texas Limited Liability Company Law, Title 3 of the Texas Business Organization Code, as the same may be amended from time to time.

“Majority” means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.

“Manager” means each Person designated as a Manager on Exhibit A, or any other Person or Persons that succeed such person or Persons in that capacity or are elected to act as additional Managers of the Company as provided herein.

“Member” means Cano Petroleum, Inc., a Delaware corporation.

“Membership Interest” means the entire equity interest of the Member in the Company and all rights and liabilities associated therewith including, without limitation, rights to distributions (liquidating or otherwise) and allocations.

“Person” means a natural person or any corporation, limited liability company, partnership, limited partnership, joint venture, trust, estate, governmental entity, or other entity.

1.2.          Other Definitional Provisions.  All terms used in this Agreement that are not defined in this Article 1 have the meanings contained elsewhere in this Agreement.

ARTICLE 2

FORMATION

2.1.          Name and Formation.  The name of the Company is “Pantwist, LLC.”  All business of the Company must be conducted in that name or in one or more other names that comply with applicable law and that are selected by the Managers from time to time.  The Company was formed as a limited liability company upon the issuance of the Certificate of Formation to the Company from the Secretary of State of the State of Texas, pursuant to TBOC.

2.2.          Principal Place of Business.  The principal office and place of business of the Company are set forth on Exhibit A.  The Company may locate its place of business and principal office at any other place or places as the Managers may from time to time deem necessary or advisable.

2.3.          Registered Office and Agent.  The registered office and registered agent of the Company shall be the registered office and registered agent named in the Certificate and set forth on Exhibit A.  The Company may change the registered office and registered agent as the Managers may from time to time deem necessary or advisable.

2.4.          Duration.  The period of duration of the Company is perpetual from the date its Certificate was filed with the Secretary of State of the State of Texas, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or TBOC.

2.5.          Purposes and Powers.  The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under TBOC.  The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under TBOC.  The Company shall carry out the foregoing activities pursuant to the arrangements set forth in the Certificate and this Agreement.

2.6.          Foreign Qualification.  The Managers shall cause the Company to comply, to the extent legally possible, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction in which the Company conducts business.  To the extent required by law or as the Managers determine is otherwise advisable, the Managers shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all jurisdictions in which the Company conducts business.

ARTICLE 3

RIGHTS AND DUTIES OF MANAGERS

3.1.          Management.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager or Managers.  In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Member by TBOC or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities, and other obligations on behalf of the Company.

3.2.          Number and Qualifications.  The number of Managers shall not be less than one (1) nor more than five (5) as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.  Managers need not be residents of the State of Texas.  The Managers in their discretion may elect a chairman of the Managers who shall preside at meetings of the Managers.

3.3.          Election.  At the first annual meeting of the Member and at each annual meeting thereafter, the Member shall elect one or more Managers to hold office until the next succeeding annual meeting.  Unless removed in accordance with this Agreement, each Manager shall hold office for the term for which such Person is elected and until such Person’s successor shall be elected and qualified.

3.4.          Vacancy.  Any vacancy occurring for any reason in the number of Managers shall be filled by the Member.  A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

3.5.          Removal.  At a meeting called expressly for such purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the Member.

3.6.          Place of Meetings.  All meetings of the Managers may be held either within or without the State of Texas.

3.7.          Annual Meetings.  The annual meeting of Managers shall be held, without further notice, immediately following the annual meeting of the Member, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the Managers.

3.8.          Regular Meetings.  Regular meetings of the Managers may be held without notice at such time and place either within or without the State of Texas as shall from time to time be determined by the Managers.

3.9.          Special Meetings.  Special meetings of the Managers may be called by any Manager on three (3) Business Days’ notice to each Manager, either personally or by mail, telephone or facsimile transmission.

3.10.        Quorum.  At all meetings of the Managers, the presence of a Majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law.  At a meeting at which a quorum is present, the act of a Majority of the Managers shall be the act of the Managers, except as otherwise provided by law or this Agreement.  If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11.        Attendance and Waiver of Notice.  Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

3.12.        Compensation.  Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by the Member.  In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

3.13.        Officers.  The Managers may, from time to time, designate one or more Persons to be officers of the Company.  No officer need be a Member or a Manager.  Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them.  The Managers may assign titles to particular officers, including, without limitation, president, vice president, secretary, assistant secretary, treasurer, and assistant treasurer.  Each officer shall hold office until such Person’s successor shall be duly designated and shall qualify or until such Person’s death or until such Person shall resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same Person.  The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.  Any officer may be removed as such, either with or without cause, by the Managers whenever in the Managers’ judgment the best interests of the Company will be served thereby.  Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

3.14.        Indemnification.  The Managers and officers shall be indemnified and held harmless by the Company, but only to the extent that the Company’s assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs, but excluding those caused by the gross negligence or willful misconduct of the Manager or officer, as the case may be, subject to all limitations and requirements imposed by TBOC.  The Company may advance expenses to the Managers or officers to defend any claim for which the Managers or officers shall be indemnified and held harmless by the Company.  These indemnification rights are in addition to any rights that the Managers or officers may have against third parties.  THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY’S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY’S WILLFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. THE INDEMNIFIED PARTY WOULD NOT HAVE ENTERED THIS AGREEMENT IF NOT FOR THIS INDEMNIFICATION.

3.15.        Actions Without a Meeting and Telephone Meetings.  Notwithstanding any provision contained in this Article 3, all actions of the Managers provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone.  Any such action that may be taken by the Managers without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the number of Managers constituting not less than the minimum amount of Managers that would be necessary to take such action at a meeting at which the Managers entitled to vote on the action were present and voted.

ARTICLE 4

RIGHTS AND DUTIES OF THE MEMBER

4.1.          Place of Meetings.  All meetings of the Member shall be held at the principal office of the Company or at such other place within or without the State of Texas as may be determined by the Member and set forth in the respective notice or waivers of notice of such meeting.

4.2.          Annual and Special Meetings.  The annual and special meetings of the Member for the election of Managers and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Member from time to time.

4.3.          Actions Without a Meeting.  Notwithstanding any provision contained in this Article 4, all actions of the Member provided for herein may be taken by written consent without a meeting.  Any such action that may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

4.4.          Number.  There shall be only one (1) Member of the Company, that being Cano Petroleum, Inc., its successor or assignee.

ARTICLE 5

CAPITALIZATION

5.1.          Capital Contributions.

(a)           The Member has contributed cash or property to the Company in the amount set forth as the Capital Contribution of such Member on Exhibit A.  Such cash or property shall be the Capital Contribution of the Member and, in connection with such contribution, the Member shall receive its Membership Interest.

(b)           If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional Capital Contributions.

(c)           The Member shall not be paid interest on any Capital Contribution.

5.2.          Withdrawal or Reduction of Capital Contributions.

(a)           The Member shall not receive out of the Company’s property any part of its Capital Contribution until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay such liabilities.

(b)           Except as may be otherwise specifically provided in this Agreement, the Member shall have the right to withdraw all or any part of its Capital Contribution.

5.3.          Liability of the Member.  The Member shall not be liable for the debts, liabilities, or obligations of the Company beyond its Capital Contributions.  The Member shall not be required to contribute to the capital of, or to loan any funds to, the Company.

ARTICLE 6

DISTRIBUTIONS

6.1.          Distributions.  Subject to Section 6.2, the Company shall make all distributions at such times as determined by the Member.

6.2.          Limitation Upon Distribution.  No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Member on account of its Capital Contributions.

ARTICLE 7

BOOKS AND ACCOUNTS

7.1.          Records and Reports.  At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

7.2.          Returns and Other Elections.  The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.  Copies of such returns, or pertinent information therefrom, shall be furnished to the Member as soon as practicable after the end of each Fiscal Year.  All elections permitted to be made by the Company under federal or state laws shall be made by the Managers with the consent of the Member.

ARTICLE 8

WINDING-UP AND TERMINATION

8.1.          Winding-up.

(a)           The Company shall be wound up upon the first of the following to occur:

(i)            Upon the election to wind-up the Company by the Member;

(ii)           Upon the death, retirement, resignation, expulsion, bankruptcy, legal incapacity, or dissolution of the Member, or the occurrence of any other event that terminates the continued membership of the Member; or

(iii)          The entry of a judicial decree requiring winding-up under TBOC.

(b)           Upon winding-up of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article 8.

(c)           The winding-up of the Company shall begin as of the day on which the event requiring winding-up occurs, but the Company shall not terminate until there has been a completion of the winding-up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.

(d)           Upon winding-up of the Company, the Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however the Managers may distribute assets of the Company in kind to the Member to the extent practicable.

8.2.          Distribution of Assets During Winding-up.  In settling accounts during winding-up, the assets of the Company shall be paid in the following order:

(a)           First, to creditors, in the order of priority as provided by applicable law, except those to the Member on account of its Capital Contributions; and

(b)           Second, any remainder shall be distributed to the Member.

8.3.          Certificate of Termination.  When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Member according to its respective rights and interests, a Certificate of Termination shall be executed on behalf of the Company by the Managers or the Member and shall be filed with the Secretary of State of the State of Texas, and the Managers and the Member shall execute, acknowledge, and file any and all other instruments necessary or appropriate to reflect the winding-up and termination of the Company.

ARTICLE 9

TRANSFERS OF THE MEMBERSHIP INTEREST

The Member may sell, assign, or otherwise transfer all or any portion of its Membership Interest at any time to any Person as long as such transfer would not result in a violation of applicable law, including U.S. federal or state securities laws.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1.        Notices.

(a)           Any notice, notification, demand, or request provided or permitted to be given under this Agreement must be in writing and shall have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) FedEx or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission during normal business hours to the place of business of the recipient.

(b)           For purposes of all notices, the addresses and facsimile numbers of the Managers and the Member are set forth on Exhibit A.

(c)           All notices, notifications, demands, or requests so given shall be deemed given and received (i) if sent via FedEx or other comparable overnight courier, the next Business Day after being deposited with such carrier; (ii) if mailed, five (5) Business Days after being deposited in the mail; or (iii) if sent via facsimile transmission, the next Business Day after being so transmitted.

10.2.        Application of Texas Law.  This Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Texas, and specifically TBOC.

10.3.        Headings and Sections.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.  Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

10.4.        Amendments.  This Agreement and the Certificate may be amended, supplemented, or restated only upon the written consent of the Member.  Upon obtaining the approval of any amendment to the Certificate, the Managers shall cause Certificate of Amendment in accordance with TBOC to be prepared, and such Certificate of Amendment shall be executed by at least one (1) Manager and shall be filed in accordance with TBOC.

10.5.        Number and Gender.  Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural.

10.6.        Binding Effect.  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Member, its distributees, heirs, legal representatives, executors, administrators, successors, and assigns.

10.7.        Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member and Managers who executed the same, but all of such counterparts shall constitute the same Agreement.

Remainder of Page Intentionally Left Blank.

Signature Pages To Follow.

IN WITNESS WHEREOF, the undersigned, being the Manager, has caused this Agreement to be duly adopted by the Company on this 26th day of April, 2006.

/s/ Jeffrey Johnson
S. JEFFREY JOHNSON

The undersigned, being the sole Member, does hereby ratify, confirm, and approve the adoption of this Agreement as the company agreement of the Company, and does hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement as of the 26th day of April, 2006.

CANO PETROLEUM, INC.
a Delaware corporation

By:	/s/ Jeffrey Johnson
	Name:	S. Jeffrey Johnson
	Title:	Chairman of the Board of Directors and
Chief Executive Officer

COMPANY AGREEMENT

OF

PANTWIST, LLC

(A Texas Limited Liability Company)

EXHIBIT A

1.	Name of Company:	Pantwist, LLC

2.	Address of Company:	309 West Seventh Street
		Suite 1600
		Fort Worth, Texas 76102

3.	Telephone Number of Company:	817.698.0900

4.	Facsimile Number of Company:	817.698.0796

5.	Registered Agent and
	Registered Office:	Cano Petroleum, Inc.
		309 West Seventh Street
		Suite 1600
		Fort Worth, Texas 76102

6.	Managers :

	a.	Name of Manager:	S. Jeffrey Johnson

		Address:	309 West Seventh Street
			Suite 1600
			Fort Worth, Texas 76102

			Telephone Number:	817.698.0900
			Facsimile Number:	817.698.0796

7.	Member:

	a.	Name of Member:	Cano Petroleum, Inc

		Address:	309 West Seventh Street
			Suite 1600
			Fort Worth, Texas 76102

			Telephone Number:	817.698.0900
			Facsimile Number:	817.698.0796

		Capital Contribution:	$1,000

		Date Became Member:	April 26, 2006